GROVE PROPERTY TRUST
LIST OF SUBSIDIARIES


Grove Operating L.P.
Grove Avon Associates Limited Partnership
Avonplace Associates Limited Partnership
Foxwoodburg Limited Partnership
Grove Opportunity Fund II Limited Partnership
Shoreline London Associates Limited Partnership
Nautilus Properties Associates Limited Partnership
Grove-Longmeadow Associates Limited Partnership
GR-Farmington Summit Associates Limited Partnership
GR-Enfield Associates Limited Partnership
Grove Properties III Limited Partnership
GR-Properties III Limited Partnership
Grove Westwynd Associates Limited Partnership
GR-Westwynd Associates Limited Partnership
Grove-Westfield Associates Limited Partnership
Grove -West-Springfield Associates Limited Partnership
GR-Norttheast Associates Limited Partnership
GR-West Hartford Associates Limited Partnership
GR-Heritage Court Associates Limited Partnership
Grove Rocky Hill Associates Limited Partnership
GPT-Windsor, LLC
GPT Highmeadow, LLC
Wharf Holding Company, LLC
GPT-Acton, LLC
GPT-Ribbon Mill, LLC
GPT-Hilltop, LLC
GPT-Briar Knoll, LLC